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                                                                     EXHIBIT 5.1


                                        November 5, 1999


Lycos, Inc.
400-2 Totten Pond Road
Waltham, Massachusetts  02451


         RE:      Registration Statement on Form S-8
                  Relating to the Lycos, Inc. 1996 Stock Option Plan (hereinafter the "Plan")
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Ladies and Gentlemen:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") to be filed by Lycos, Inc. (the "Company") on or about November 5, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 16,835,779 shares of Common Stock, $.01 par value, of the Company issued or issuable pursuant to the Plan (the "Shares").

         We are counsel to the Company in connection with the filing of the Registration Statement and are familiar with the proceedings of its stockholders and Board of Directors taken or proposed to be taken by the Company in connection with the sale and issuance of the Shares. We have examined such certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

         We are members of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Testa, Hurwitz & Thibeault, LLP

                                       TESTA, HURWITZ & THIBEAULT, LLP